Exhibit 23.2

Deloitte & Co. S.A.
Florida 234, Piso 5°
C1005AAF
C.A.B.A., Argentina
Tel: (54-11) 4320-2700
Fax: (54-11) 4325-8081
www.deloitte.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Globant S.A. of our report dated February 29, 2016 relating to the consolidated financial statements of Globant S.A. as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, which are included in the form 20-F for the year ended December 31, 2015 of Globant S.A.

Yours truly,

City of Buenos Aires, Argentina

June 3, 2016

Deloitte & Co. S.A.

/s./ Gabriel Gómez Paz

Partner

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.